Exhibit 99

Scripps Networks Interactive reports fourth quarter financial results

•	Revenues of $654 million, up 8.2 percent

•	Segment profit of $273 million, up 2.8 percent

•	Net income attributable to SNI of $0.73 per share

For immediate release

Feb. 14, 2014

KNOXVILLE, Tenn. – Scripps Networks Interactive Inc. (NYSE: SNI) today reported operating results for the fourth quarter 2013.

Consolidated revenues for the quarter increased 8.2 percent to $654 million from the prior-year period. Results for the three-month period ended December 31 reflect strong advertising revenue of $450 million, up 8.8 percent, and affiliate fee revenue of $190 million, up 9.7 percent year over year. A decrease in other revenue, due to a reduction in international licensing fees partially offset the company’s total revenue growth.

Costs of services and selling, general and administrative expenses for the quarter increased 13 percent from the prior-year period to $381 million. The increase was driven primarily by higher programming amortization and marketing expenses to drive viewership at all of the company’s lifestyle television networks.

Total segment profit increased 2.8 percent to $273 million. (See note 2 for a definition of segment profit.)

Fourth quarter net income attributable to Scripps Networks Interactive was $109 million, or $0.73 per diluted share, including a $0.17 per share write-down related to the company’s Travel Channel International business. Fourth quarter 2012 net income was $306 million, or $2.02, which was increased by net adjustments of $1.11 per diluted share. (See note 1.)

Full-year Results

Consolidated operating revenue in 2013 was $2.5 billion, up 9.7 percent from the prior year. Year-over-year advertising revenue was up 9.8 percent, to $1.7 billion, and affiliate fee revenue was up 10 percent, to $758 million.

Segment profit increased to $1.1 billion, up 5.9 percent from the prior year.

Full-year 2013 consolidated net income attributable to Scripps Networks Interactive was $505 million, or $3.40 per diluted share, including the write-down noted in the fourth quarter. Full-year 2012 net income was $681 million, or $4.44 per diluted share, which included the fourth quarter net adjustments of $1.11 per diluted share. (See note 1.)

“Our strong fourth-quarter and full-year operating results validate our success in attracting an engaged, upscale audience with our unique lifestyle content,” said Kenneth W. Lowe, chairman, president and chief executive officer of Scripps Networks Interactive. “We create long-term value for our shareholders by building iconic lifestyle brands, a fact that’s borne out in the company’s long and successful track record.”

Segment results

(in thousands)	Three months ended December 31,			Twelve months ended December 31,
	2013	2012	Change	2013	2012	Change
Segment operating revenues:
Lifestyle Media	$629,247	$584,851	7.6%	$2,452,350	$2,256,367	8.7%
Corporate and other	26,007	19,813	31.3%	80,542	50,824	58.5%
Intersegment eliminations	(859)	1		(2,083)	(9)

Total operating revenues	$654,395	$604,665	8.2%	$2,530,809	$2,307,182	9.7%

Segment profit (loss):
Lifestyle Media	$302,359	$287,468	5.2%	$1,223,729	$1,135,557	7.8%
Corporate and other	(29,090)	(21,577)	34.8%	(121,269)	(94,684)	28.1%

Total segment profit	$273,269	$265,891	2.8%	$1,102,460	$1,040,873	5.9%

Lifestyle media revenues in the fourth quarter of 2013 increased 7.6 percent to $629 million driven by advertising and affiliate fee revenue growth. Total advertising revenue for the lifestyle media segment grew 7.1 percent to $439 million. Affiliate fee revenue grew 9.0 percent to $182 million due to higher rates, a reduction of launch fee amortization and the benefit of our online video distribution agreements.

Lifestyle media segment profit increased 5.2 percent to $302 million reflecting the revenue growth, partially offset by higher program amortization and marketing expense.

Corporate and other revenues, which are primarily international operations, increased 31 percent to $26.0 million, due to the April 2013 acquisition of Asian Food Channel and the launch of our uLive business.

Corporate and other segment loss increased 35 percent to $29.1 million, driven primarily by continued investments in international operations and digital business initiatives.

2014 Full-year Guidance

The company provided the following outlook for 2014.

Total revenue is expected to increase between 6 percent and 8 percent.

Cost of services are expected to increase between 11 percent and 13 percent.

Selling, general and administrative expenses are expected to be between flat and up 2 percent.

Other items:

•	Depreciation and amortization, between $120 million and $130 million.

•	Interest expense of approximately $50 million.

•	Effective tax rate, between 30 percent and 32 percent.

•	Noncontrolling share of net income, between $190 million and $200 million.

•	Capital expenditures, between $80 million and $85 million.

Conference call

The senior management team of Scripps Networks Interactive will discuss the company’s fourth quarter results during a telephone conference call at 10 a.m. ET today. Scripps Networks Interactive will offer a live webcast of the conference call.

To access the webcast, visit www.scrippsnetworksinteractive.com and follow the Investors link at the top of the page. The webcast link can be found next to the microphone icon on the investor relations landing page.

To access the conference call by telephone, dial 800-230-1059 (U.S.) or 612-234-9959 (international) approximately ten minutes before the start of the call. Callers will need the name of the call, “SNI Fourth Quarter Earnings Call,” to be granted access. Callers also will be asked to provide their name and company affiliation. The media and general public are granted access to the conference call on a listen-only basis.

A replay line will be open from 12:30 p.m. ET Feb. 14 until 11:59 p.m. ET Feb. 28. The domestic number to access the replay is 800-475-6701 and the international number is 320-365-3844. The access code for both numbers is 317187. A replay of the conference call also will be available online. To access the audio replay, visit www.scrippsnetworksinteractive.com approximately four hours after the call, choose Investors then follow the Audio Archives link on the top right side of the investor relations landing page.

Forward-looking statements

This press release contains certain forward-looking statements related to the company’s businesses that are based on management’s current expectations. Forward-looking statements are subject to certain risks, trends and uncertainties, including changes in advertising demand and other economic conditions that could cause actual results to differ materially from the expectations expressed in forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. The company’s written policy on forward-looking statements can be found on page F-3 of its 2012 Form 10-K filed with the Securities and Exchange Commission.

The company undertakes no obligation to publicly update any forward-looking statements to reflect events or circumstances after the date the statement is made.

About Scripps Networks Interactive

Scripps Networks Interactive (NYSE: SNI) is one of the leading developers of engaging lifestyle content in the home, food and travel categories for television, the Internet and emerging platforms. The company’s lifestyle media portfolio comprises popular television and Internet brands HGTV, DIY Network, Food Network, Cooking Channel, Travel Channel and Great American Country, which collectively reach more than 170 million consumers each month. Companion websites complement on-air programming with video and social media that inform and inspire. The company’s global networks reach millions of consumers across Asia, Europe, the Middle East and Africa. Scripps Networks Interactive is headquartered in Knoxville, Tenn. For more information, please visit http://www.scrippsnetworksinteractive.com.

# # #

Contact: Scripps Networks Interactive, Inc.

Investors: Mike Gallentine, 865-560-4473, mgallentine@scrippsnetworks.com

Media: Lee Hall, 865-560-3853, LHall@scrippsnetworks.com

SCRIPPS NETWORKS INTERACTIVE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)	Three months ended December 31,			Twelve months ended December 31,
(in thousands, except per share data)	2013	2012	Change	2013	2012	Change

Operating revenues	$654,395	$604,665	8.2%	$2,530,809	$2,307,182	9.7%
Cost of services, excluding depreciation and amortization of intangible assets	(188,645)	(165,855)	13.7%	(699,294)	(610,836)	14.5%
Selling, general and administrative	(192,481)	(172,919)	11.3%	(729,055)	(655,473)	11.2%
Depreciation and amortization of intangible assets	(31,812)	(28,159)	13.0%	(117,580)	(107,591)	9.3%
Write-down of goodwill	(24,723)	(19,663)		(24,723)	(19,663)
Gains (losses) on disposal of property and equipment	(111)	856		(1,681)	754

Operating income	216,623	218,925	(1.1)%	958,476	914,373	4.8%
Interest expense	(12,031)	(12,869)	(6.5)%	(48,710)	(50,814)	(4.1)%
Equity in earnings of affiliates	18,472	14,597	26.5%	79,644	60,864	30.9%
Miscellaneous, net	1,585	651		1,241	13,340

Income from operations before income taxes	224,649	221,304	1.5%	990,651	937,763	5.6%
Income tax (provision) benefit	(73,621)	123,170		(307,623)	(88,107)

Net income	151,028	344,474	(56.2)%	683,028	849,656	(19.6)%
Net income attributable to noncontrolling interests	(42,509)	(38,673)	9.9%	(177,958)	(168,178)	5.8%

Net income attributable to SNI	$108,519	$305,801	(64.5)%	$505,070	$681,478	(25.9)%

Net income attributable to SNI common shareholders per basic share of common stock	$0.74	$2.03		$3.43	$4.48

Net income attributable to SNI common shareholders per diluted share of common stock	$0.73	$2.02		$3.40	$4.44

Weighted average basic shares outstanding	146,813	150,546		147,326	152,180

Weighted average diluted shares outstanding	148,076	151,711		148,502	153,327

SCRIPPS NETWORKS INTERACTIVE, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)	As of
(in thousands, except share and par value amounts)	December 31, 2013	December 31, 2012

ASSETS
Current assets:
Cash and cash equivalents	$686,371	$437,525
Accounts receivable (less allowances: 2013- $6,853; 2012- $5,514)	619,619	565,298
Programs and program licenses	423,949	395,017
Deferred income taxes	41,140	26,338
Other current assets	90,231	60,098

Total current assets	1,861,310	1,484,276
Investments	488,198	489,703
Property and equipment, net	246,350	237,308
Goodwill	574,582	551,821
Other intangible assets, net	655,009	678,500
Programs and program licenses (less current portion)	413,057	371,856
Deferred income taxes	39,075	148,501
Other non-current assets	160,866	176,833

Total Assets	$4,438,447	$4,138,798

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$18,278	$12,633
Program rights payable	30,412	36,274
Customer deposits and unearned revenue	70,427	44,903
Employee compensation and benefits	67,188	56,553
Accrued marketing and advertising costs	11,053	10,689
Other accrued liabilities	81,341	91,577

Total current liabilities	278,699	252,629
Long-term debt	1,384,488	1,384,216
Other liabilities (less current portion)	223,368	237,402

Total liabilities	1,886,555	1,874,247

Redeemable noncontrolling interest	133,000	136,500

Equity:
SNI shareholders’ equity:
Preferred stock, $.01 par - authorized: 25,000,000 shares; none outstanding
Common stock, $.01 par:
Class A - authorized: 240,000,000 shares; issued and outstanding: 2013 - 111,891,667 shares; 2012 - 114,570,332 shares	1,119	1,146
Voting - authorized: 60,000,000 shares; issued and outstanding: 2013 - 34,317,171 shares; 2012 - 34,317,173 shares	343	343

Total	1,462	1,489
Additional paid-in capital	1,447,496	1,405,699
Retained earnings	662,574	452,598
Accumulated other comprehensive income (loss)	(12,529)	(38,862)

Total SNI shareholders’ equity	2,099,003	1,820,924
Noncontrolling interest	319,889	307,127

Total equity	2,418,892	2,128,051

Total Liabilities and Equity	$4,438,447	$4,138,798

SCRIPPS NETWORKS INTERACTIVE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)	Twelve months ended December 31,
(in thousands)	2013	2012

Cash Flows from Operating Activities:
Net income	$683,028	$849,656
Depreciation and amortization of intangible assets	117,580	107,591
Write-down of goodwill	24,723	19,663
Amortization of network distribution costs	7,024	23,687
Program amortization	556,694	487,138
Equity in earnings of affiliates	(79,644)	(60,864)
Program payments	(627,591)	(623,484)
Dividends received from equity investments	83,912	61,896
Deferred income taxes	79,336	(284,271)
Stock and deferred compensation plans	46,810	39,492
Changes in certain working capital accounts:
Accounts receivable	(52,691)	(4,461)
Other assets	1,255	(7,228)
Accounts payable	5,001	(2,157)
Accrued employee compensation and benefits	9,709	10,249
Accrued / refundable income taxes	(31,573)	(2,365)
Other liabilities	35,303	(5,688)
Other, net	18,318	5,829

Cash provided by (used in) operating activities	877,194	614,683

Cash Flows from Investing Activities:
Additions to property and equipment	(72,990)	(63,416)
Collections (funds advanced) on note receivable	12,939	12,264
Purchase of long-term investments		(17,089)
Purchase of subsidiary companies, net of cash acquired	(64,412)	(119,036)
Other, net	(43,510)	(48,003)

Cash provided by (used in) continuing investing activities	(167,973)	(235,280)

Cash provided by (used in) discontinued investing activities		10,000

Cash provided by (used in) investing activities	(167,973)	(225,280)

Cash Flows from Financing Activities:
Dividends paid	(88,400)	(73,109)
Dividends paid to noncontrolling interests	(160,493)	(166,351)
Repurchase of Class A common stock	(253,203)	(600,285)
Proceeds from stock options	42,976	121,665
Other, net	(1,762)	6,675

Cash provided by (used in) financing activities	(460,882)	(711,405)

Effect of exchange rate changes on cash and cash equivalents	507	(565)

Increase (decrease) in cash and cash equivalents	248,846	(322,567)
Cash and cash equivalents:
Beginning of year	437,525	760,092

End of period	$686,371	$437,525

Supplemental Cash Flow Disclosures:
Interest paid, excluding amounts capitalized	$45,436	$46,682
Income taxes paid	229,966	348,158

Notes to Results of Operations

1. OTHER CHARGES AND CREDITS

Asset write-downs - In connection with our annual impairment test for goodwill, we recorded a $24.7 million non-cash charge in the fourth quarter of 2013 to write-down the goodwill associated with our Travel Channel International business. The charge reduced 2013 net income attributable to SNI by $24.7 million, $.17 per share.

In the fourth quarter of 2012, we recorded a $19.7 million non-cash charge to write-down the goodwill associated with RealGravity to fair value. Equity in earnings of affiliates for the fourth quarter of 2012 also reflects a non-cash charge of $5.9 million to reduce the carrying value of an investment to its estimated fair value. These charges decreased 2012 net income attributable to SNI by $22.0 million, $.15 per share.

Income tax adjustments - Our tax provision in the fourth quarter of 2012 reflects an income tax benefit of $213 million arising from the reversal of valuation allowances on deferred tax assets related to capital loss carry forwards. Previously, the company had estimated that it would be unable to use any of the capital loss carry forwards generated from the sales of the Shopzilla and uSwitch businesses. As a consequence of a restructuring that was completed to achieve a more efficient tax structure, the company recognized a $574 million capital gain that utilized substantially all of its capital loss carry forwards. As the capital losses are not available in states in which the company does not file unitary income tax returns, state tax expenses totaling $23.1 million were also recognized. These income tax adjustments increased net income attributable to SNI by $190 million, $1.26 per share in 2012.

2. NON-GAAP FINANCIAL MEASURES

Our chief operating decision maker evaluates the operating performance of our business segments and makes decisions about the allocation of resources to our business segments using a measure we call segment profit. Segment profit excludes interest, income taxes, depreciation and amortization, divested operating units, restructuring activities, investment results and certain other items that are included in net income determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Items excluded from segment profit generally result from decisions made in prior periods or from decisions made by corporate executives rather than the managers of the business segments. Depreciation and amortization charges are the result of decisions made in prior periods regarding the allocation of resources and are therefore excluded from the measure. Financing, tax structure and divestiture decisions are generally made by corporate executives. Excluding these items from our business segment performance measure enables us to evaluate business segment operating performance for the current period based upon current economic conditions and decisions made by the managers of those business segments in the current period.

A reconciliation of segment profit to operating income determined in accordance with GAAP for each business segment is as follows:

(in thousands)	Three months ended December 31,		Twelve months ended December 31,
	2013	2012	2013	2012
Operating income	$216,623	$218,925	$958,476	$914,373
Depreciation and amortization of intangible assets:
Lifestyle Media	25,536	24,938	99,495	98,857
Corporate and other	6,276	3,221	18,085	8,734
Write-down of goodwill	24,723	19,663	24,723	19,663
Losses (gains) on disposal of property and equipment:
Lifestyle Media	106	534	1,606	637
Corporate and other	5	(1,390)	75	(1,391)

Total segment profit	$273,269	$265,891	$1,102,460	$1,040,873

We define free cash flow as cash provided by operating activities less dividends paid to noncontrolling interests and acquisitions of property and equipment. We measure free cash flow as we believe it is an important indicator for management and investors as to our liquidity, including our ability to reduce debt, make strategic investments and return capital to shareholders. A reconciliation of free cash flow is as follows:

(in thousands)	Three months ended December 31,		Twelve months ended December 31,
	2013	2012	2013	2012
Segment profit	$273,269	$265,891	$1,102,460	$1,040,873
Income taxes paid	(74,734)	(93,412)	(229,966)	(348,158)
Interest paid	(6,776)	(7,083)	(45,436)	(46,682)
Working capital and other	2,072	15,690	50,136	(31,350)

Cash provided by continuing operating activities	193,831	181,086	877,194	614,683
Dividends paid to noncontrolling interests	(13,846)	(18,170)	(160,493)	(166,351)
Additions to property and equipment	(25,596)	(29,358)	(72,990)	(63,416)

Free cash flow	$154,389	$133,558	$643,711	$384,916

Since segment profit and free cash flow are non-GAAP measures, they should be considered in addition to, but not as a substitute for, operating income, net income, cash flow provided by operating activities and other measures of financial performance reported in accordance with GAAP.

3. SUPPLEMENTAL FINANCIAL INFORMATION

Our lifestyle media division earns revenue primarily from the sale of advertising time on our national television networks, affiliate fees paid by cable and satellite television operators that carry our network programming, the licensing of our content to third parties, the licensing of our brands for consumer products such as books and kitchenware, and from the sale of advertising on our lifestyle media affiliated websites.

Supplemental information for lifestyle media is as follows:

(in thousands)	Three months ended December 31,			Twelve months ended December 31,
	2013	2012	Change	2013	2012	Change
Operating revenues by brand:

Food Network	$222,913	$214,584	3.9%	$858,063	$830,746	3.3%
HGTV	222,159	200,212	11.0%	879,002	786,285	11.8%
Travel Channel	78,074	71,133	9.8%	315,925	280,387	12.7%
DIY Network	34,528	30,391	13.6%	139,054	121,612	14.3%
Cooking Channel	29,126	24,668	18.1%	110,718	88,531	25.1%
Great American Country	7,735	7,622	1.5%	27,717	24,549	12.9%
Digital Businesses	31,510	33,183	(5.0)%	108,671	111,629	(2.6)%
Other	3,310	3,238	2.2%	14,454	13,005	11.1%
Intrasegment eliminations	(108)	(180)		(1,254)	(377)

Total segment operating revenues	$629,247	$584,851	7.6%	$2,452,350	$2,256,367	8.7%

Operating revenues by type:

Advertising	$438,531	$409,405	7.1%	$1,688,656	$1,554,422	8.6%
Network affiliate fees, net	181,869	166,925	9.0%	727,642	667,741	9.0%
Other	8,847	8,521	3.8%	36,052	34,204	5.4%

Revenues for digital businesses in 2012 include business operations that are now captured within our corporate and other segment caption in 2013. The revenues from these business operations, previously captured in our lifestyle media segment, totaled $1.5 million in the fourth quarter of 2012 and $4.4 million for the year-to-date period of 2012.